Exhibit 99.3

EMPLOYMENT AGREEMENT

This Agreement (“Agreement”), dated April 9, 2009 and effective on April 9, 2009, by and between Healthmine, Inc., a Corporation organized under the laws of the State of Delaware (the “Corporation”), and David A. Newsome, M.D., an individual (“Employee” or “President”).

W I T N E S S E T H:

WHEREAS, the Corporation desires to extend employment to the Employee and Employee desires to be engaged and employed by the Corporation, respectively, all pursuant to the terms and conditions hereinafter set forth:

NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1.	EMPLOYMENT: DUTIES

   (a) The Corporation engages and employs the President as President of the Corporation and, for the term of this Agreement as long as President desires to serve. It is expected that the employment duties of the President will include overseeing the physician education, publishing and awareness activities of the Corporation in the areas of conditions of subclinical zinc deficiency and/or chronic copper toxicity reporting to the Board of Directors of the Corporation with a commitment of seventy-five percent (75%) of the President’s full-time.

   (b) The President shall devote the majority of  his professional time under this Agreement at the Corporation’s executive offices in Ann Arbor, Michigan or traveling on corporate business as agreed between the parties, provided, however, that the President acknowledges and agrees that the performance by the President of duties hereunder will likely require significant domestic and international travel by the President.

(c) The Corporation shall provide an office and computer for the President, for use at the Corporation’s executive offices and a laptop computer which shall be the Corporation’s property intended for use while the President is away from the Corporation’s executive offices with such laptop computer to be used and linked to the Corporation’s computer servers.

2.	TERM

The President employment hereunder shall be for a three year period unless terminated earlier under Section 8 of this Agreement.

3.	COMPENSATION

(a) As compensation for the performance of his duties on behalf of the Corporation, President shall receive the following:

(i)Base Salary. The President shall receive a base salary of one hundred twenty thousand dollars ($120,000) per year (the “Base Salary”).

(ii)Stock Options. The President shall receive an option to purchase the Corporation’s parent company’s publicly traded parent company’s common stock (Adeona Pharmaceuticals, Inc.) equal to one hundred twenty thousand (120,000) options exercisable at the market price per share on the date of issue. 20,000 of these options will vest immediately and the remaining will vest quarterly on each quarterly anniversary of the start date of employment and for twelve (12) successive quarters while employed by the Corporation and such options will remain exercisable for a period of ten years from the date of grant, unless terminated earlier.

(iii) Bonuses. The President shall be entitled to discretionary cash and non-cash bonuses at each year-end depending upon performance and recommendation of the Compensation Committee of the Corporation’s board of directors, as well as additional commission based cash and stock bonuses during the year determined in the sole and exclusive discretion of the Compensation Committee in connection with significant revenue-generating, out-licensing and merger and acquisition transactions initiated and completed by the President Any such commission based compensation shall be required to be in writing signed by both parties in each instance and for pending transactions unless otherwise stated shall not survive termination of employment for any reason other than dismissal without cause.

(v) Vacation. The President shall be entitled to two (2) weeks paid vacation (i.e. 10 work days) per year. During the first year of the contract, 2.5 business days of vacation will vest quarterly. Thereafter, the entire vacation allowance will vest on the annual anniversary date of the contract The Corporation will be also be closed for business on the following 7 days: January 1, Memorial Day, July 4, Labor Day, Thanksgiving and the Friday after Thanksgiving Day, and December 25. In the event that any of these paid Holidays fall on a weekend, management will announce (at the beginning of each calendar year) the substitute week date(s) allowable for the paid holiday and will be the day(s) immediately preceding or following the weekend in which the holiday falls.

(vi) Signing Bonus. The Corporation shall pay the President a signing bonus of ten thousand dollars ($10,000) at the start of employment.

(vii) Termination of Consulting Agreement.  Upon execution of this Agreement, the President’s consulting agreement with Adeona Pharmaceuticals, Inc. shall terminate.

(b) The Corporation shall reimburse President for all normal, usual and necessary expenses incurred by President in furtherance of the business and affairs of the Corporation, including reasonable travel and entertainment, against receipt by the Corporation, as the case may be, of appropriate vouchers or other proof of President expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Corporation. The Corporation will issue a company credit card to the President for expenses. The President will account for such in accordance with the Corporation’s policies. .

4.	REPRESENTATIONS AND WARRANTIES BY THE PRESIDENT

(a) President hereby represents and warrants to the Corporation as follows:

(i) Neither the execution and delivery of this Agreement nor the performance by the President of his duties and other obligations hereunder violates or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the President is a party or by which he is bound.

(ii) President has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of President enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the President to execute and deliver this Agreement or perform his duties and other obligations hereunder.

5.	CONFIDENTIAL INFORMATION

(a) Except with prior written authorization by the Corporation, or in cases covered by confidential agreement, President agrees that during the course of his employment or at any time thereafter, he will not disclose or make accessible to any other person, other than to the Corporation’s employees or other entities who are under a similar obligation to maintain the confidential status of the Corporation’s information as confidential and who have a strict need to know of the existence of or access to such information in order to support the Presidents’ duties to the Corporation, the Corporation’s confidential information concerning: products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Corporation or any affiliates or any of their clients (collectively, “Confidential Information”). The President agrees not to use any such Confidential Information for himself or others. The President agrees immediately to return all such material and reproductions thereof in his possession to the Corporation upon request and in any event upon termination of employment.

(b) Except with prior written authorization by the Corporation, The President agrees not to disclose or publish any of the confidential, technical or business information or material of the Corporation, its clients or any other party to whom the Corporation owes an obligation of confidence, at any time during or after his employment with the Corporation.

(c) In the event that the President breaches any provisions of this Section 5 or there is a threatened breach, then, in addition to any other rights which the Corporation may have, the Corporation shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 5, the President shall not urge as a defense that there is an adequate remedy at law, nor shall the Corporation be prevented from seeking any other remedies which may be available. In addition, the President agrees that in event that he breaches the covenants in this Section 5, in addition to any other rights that the Corporation may have, the President shall be required to pay to the Corporation any amounts he receives in connection with such breach.

(d) The President recognizes that in the course of his duties hereunder, he may receive from the Corporation or others information which may be considered “material, non-public information” concerning a public company that is subject to the reporting requirements of the United States Securities and Exchange Act of 1934, as amended. The President agrees not to:

(i) Buy or sell any security, option, bond or warrant while in possession of relevant material, non-public information received from the Corporation or others in connection herewith, and

(ii) Provide the Corporation with information with respect to any public company that may be considered material, non-public information, unless first specifically agreed to in writing by the Corporation.

The foregoing obligations of confidentiality, however, shall not apply or shall otherwise terminate if and when, but only to the extent that: (a) such Confidential Information is or shall become publicly known through no fault of the President; (b) is in the President’s possession prior to employment thereof by the Corporation, such prior possession demonstrable by the President’s written records; (c) is disclosed to the President by a third party that is under no obligation of confidentiality to the Corporation, such disclosure demonstrable by the President’s written records, or (d) the President is compelled to disclose by legal process.

6.	INVENTIONS DISCOVERED BY THE PRESIDENT

(a) The President shall promptly disclose to the Corporation any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable or copyrightable, conceived or first reduced to practice by the President, either alone or jointly with others, while performing services hereunder: (a) which pertain to any line of business activity of the Corporation, whether then conducted or then being actively planned by the Corporation, with which the President was or is involved, (b) which is developed using time, material or facilities of the Corporation, whether or not during working hours or on the Corporation premises, or (c) which directly relates to any of the President's work during his employment, whether or not during normal working hours (collectively, "Inventions").

(b) The President hereby assigns to the Corporation all of the President 's right, title and interest in and to any such Inventions. During and after the Term, the President shall execute any documents necessary to perfect the assignment of such Inventions to the Corporation and to enable the Corporation to apply for, obtain and enforce patents, trademarks and copyrights in any and all countries on such Inventions, including, without limitation, the execution of any instruments and the giving of evidence and testimony, without further compensation beyond the President agreed compensation during the course of the President's employment. All such acts shall be done without cost or expense to the President. The President shall be compensated for the giving of evidence or testimony after the term of the President 's employment at the rate of $1,000/day plus expenses. Without limiting the foregoing, the President further acknowledges that all original works of authorship by the President, whether created alone or jointly with others, related to the President's employment with the Corporation and which are protectable by copyright, are "works made for hire" within the meaning of the United States Copyright Act, 17 U.S.C. (S) 101, as amended, and the copyright of which shall be owned solely, completely and exclusively by the Corporation. If any Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U. S. C. (S) 101, as amended, such work is hereby assigned or transferred completely and exclusively to the Corporation. The President hereby irrevocably designates counsel to the Corporation as the President's agent and attorney-in-fact to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Corporation's rights under this Section. This Section 5 shall survive the termination of this Agreement. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, the President hereby waives such Moral Rights and consents to any action of the Corporation that would violate such Moral Rights in the absence of such consent. The President agrees to confirm any such waivers and consents from time to time as requested by the Corporation.

(c.) Excluded from this paragraph 6 are any inventions conceived prior to employment with the Corporation. In particular, the dilation enhancing methods and apparatus as disclosed in U.S. patent numbers 6,101,411, 7,151,960 and U.S. patent application number 11/612941(the “Dilation Technology”). Any improvements to the Dilation Technology, irrespective of where or how developed, are excluded from assignment by this paragraph 6.

7.	COMPETITION

(a) During the period of the President's employment by the Corporation, and for a period of one year after suc  such emply such employment (the non-competition period) (regardless of the reasons for termination of employment), the President will not (i) engage in; (ii) have any interest in any person, firm, or corporation that engages in; or (iii) perform any services for any person, firm, or corporation that engages in direct competition with the Corporation, or any of its subsidiaries in the development, research relating to, manufacture, processing, marketing, distribution, or sale of technology related to (i) copper related pharmaceuticals; (ii) zinc-related pharmaceuticals; (iii) thiomolybdate-related pharmaceuticals; provided, however, that this provision shall not prohibit President from owning less than five such employment (the non-competition period) (regardless of the reasons for termination of employment), the President will not (i) engage in: (ii) have any interest in any person, firm, or corporation that engages in; or (iii) performs any services for any person, firm, or corporation that engages in direct competition with the Corporation, or any of its affiliates relating to the  communication or publication  of educational and/or health information resources relating to subclinical zinc deficiency and/or chronic copper toxicity, , research or development  relating to, the diagnosis or treatment of (i) chronic copper toxicity or (ii)subclinical zinc deficiency provided, however, that this provision shall not prohibit the President from owning less than five percent (5%) of the stock of any publicly traded corporation, regardless of the nature of such corporation’s activities. In the event that the President resigns on his own accord or is terminated for Cause, the non-competition period shall be extended an additional year, for a total period of two years.  President recognizes that the Corporation may be investing considerable sums promoting the name and likeness of the President as it relates to physician education, publishing and awareness activities of the Corporation in the areas of  conditions of subclinical zinc deficiency and/or chronic copper toxicity, and accordingly, for a period of two years following the termination of this agreement, the President shall not utilize his name or likeness to support or promote any informational website, publication or brand of products, diagnostic, supplements or therapeutics relating to subclinical zinc deficiency or chronic copper toxicity without the prior written permission of the Corporation.

(b) President will not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of the Corporation during the period of President's employment by the Corporation and for a period of two (2) years thereafter.

(c) The President represents that his experience and capabilities are such that the provisions of this Section 7 will not prevent him from earning a livelihood.

8.	TERMINATION

(a)           President’s employment hereunder shall continue as set forth in Section 2 hereof unless terminated upon the first to occur of the following events:

(i)	The death or permanent disability of the President,

(ii)
Termination by the Corporation for Cause. For the purpose of this Agreement, termination for“Cause” shall mean a termination for gross insubordination; acts of embezzlement or misappropriation of funds; fraud; dereliction of fiduciary obligation; conviction of a felony, a wilful unauthorized disclosure of confidential information belonging to the Corporation or entrusted to the Corporation by a client; a material violation of any provision of the Agreement which is not cured by the Employee within 15 days of receiving written notice of such violation by the Corporation; being under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) during the performance of Employee’s duties under this Agreement, engaging in behaviour that would constitute grounds for liability for harassment (as proscribed by the U.S. Equal Employment Opportunity Commission Guidelines or any other applicable state or local regulatory body) or other egregious conduct that violates laws governing the workplace; Termination for Cause shall also include the failure of the President to perform his written assigned tasks, where such failure is attributable to the fault of the President. In this event, the Corporation will first provide a written warning of such failure and the allocation of fault, and provide a reasonable time period to cure such failure, in no case less than thirty days.

(iii)	Termination by the Corporation without Cause.

(iv)	Material breach by the Corporation of any provision of this agreement which is not cured by the Corporation within fifteen (15) days of written notice thereof from the Employee,

(v)	Termination by the Employee at any time.

(vi)	Termination by the Corporation without Cause.

(b) Exercise of Vested Options. In the event of termination for any reason, Employee’s stock vested options shall continue to be exercisable for a period of one year.

(c) Severance. In the event of termination by the Corporation without Cause, the Corporation shall continue to pay the President’s base salary for a period of two (2) months.

9.	NOTICES

Any notice or other communication under this Agreement shall be in person or in writing and shall be deemed to have been given (i) when delivered personally against receipt therefor,  or (ii) one (1) day after being sent by Federal Express or similar overnight delivery,  (iii) when sent by facsimile, followed by oral confirmation and with a hard copy sent as in (ii) or (iii) above.

10.	SEVERABILITY OF PROVISIONS

If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so a to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

11.	ENTIRE AGREEMENT MODIFICATION

This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

12.	BINDING EFFECT

The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon the President and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the President’s obligations hereunder may not be transferred or assigned by the President.

13.	NON-WAIVER

The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

14.	GOVERNING LAW, DISPUTE RESOLUTION

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Michigan of the United States of America without regard to principles of conflict of laws

15.	HEADING

The headings of paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement.

16.	DISPUTE RESOLUTION/ ARBITRATION.

Except for a claim for injunctive relief, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by the Corporation or the President , of the controversy, claim or dispute to binding arbitration in any venue having jurisdiction over the parties, before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration preceding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof. The prevailing party shall be entitled to reimbursement by the other party for all reasonable costs of arbitration incurred by such prevailing part, including attorney’s fees.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HEALTHMINE, INC.

s/s Steve H. Kanzer
By: Steve H. Kanzer
Title: President, resigning upon appointment of the new Presidnt

Signed and Agreed to:

/s/ David A. Nwesome, M.D.
By:	David A. Newsome, M.D.